[Letterhead of Crowe & Dunlevy]      Exhibit 5.1



October 31, 1997



Moto Photo, Inc.
4444 Lake Center Drive
Dayton, Ohio  45426

Re: Registration Statement on Form S-8 Relating to Moto Photo, Inc. Salary Savings Plan

Ladies and Gentlemen:

     Moto Photo, Inc. (the "Company") has requested our advice with respect to certain matters in connection with the Moto Photo, Inc. Salary Savings Plan (the "Plan"). We understand that a Registration Statement on Form S-8 relating to the Plan (the "Registration Statement") will be filed with the Securities and Exchange Commission.

     We have examined and are familiar with the originals or copies, the authenticity of which has been established to our satisfaction, of all documents and other instruments we have deemed necessary to express the opinions hereinafter set forth. We have assumed the accuracy and completeness of such documents and instruments and of the information contained therein.

     Based on the foregoing, and upon consideration of applicable law, it is our opinion that:
     1. The Plan has been duly authorized, adopted and executed and interests in the Plan, when acquired by employees under the Plan, will be legally issued interests in the Plan.

     2. The shares of voting common stock, par value $0.01 per share ("Common Stock"), of the Company that are covered by the Registration Statement and that may be acquired by the Trust (as defined in the Plan) will, when acquired by the Trust in accordance with the Plan, be legally issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations thereunder.

                              Respectfully submitted,

                              CROWE & DUNLEVY,
                              A PROFESSIONAL CORPORATION


                              By /s/ J. Bradford Hammond